UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to Section 240.14a-12

OFFICE DEPOT, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Date:	April 3, 2008

To:	Office Depot Associates

From:	Elisa D. Garcia C., Executive Vice President and General Counsel

Re:	Proxy Contest Update

As we have previously informed you, Alan Levan, a Florida real estate developer, and certain of his affiliates (including companies referred to as Levitt and Woodbridge) are seeking to elect two directors to our Board of Directors at the Company’s 2008 Annual Meeting of Stockholders, currently scheduled for April 23, 2008. This is called a “proxy contest,” and in a number of ways it is like a political campaign, with each side trying to convince the Company’s stockholders to support their nominees.

Stockholders, including employee stockholders, should have received, and will continue to receive, letters from Office Depot in support of the re-election of our current Board of Directors. Stockholders will also receive a WHITE proxy card to be used to vote for our current directors.

We understand that a number of employee stockholders have received calls at home or work soliciting support for the candidates that Alan Levan is seeking to have elected to replace two of the Board’s current directors. These calls are not being made on behalf of the Company and its Board of Directors. You may also receive letters from Alan Levan in support of his dissident director candidates, along with a GOLD proxy card to vote in favor of his candidates.

We sincerely hope that you will support your current Board of Directors, which includes experienced leaders who are committed to building value for all Office Depot stockholders and positioning the Company for sustainable and profitable growth. Your Board of Directors and management request that you please discard any GOLD proxy cards that you may receive from Alan Levan and vote “FOR” all of the Company’s directors on the WHITE proxy card.

If you have any additional questions, please feel free to contact Brian Levine, our Vice President, Corporate Communications at 561-438-2895, or our proxy solicitor MacKenzie Partners at 800-322-2885.

Important Information: In connection with the solicitation of proxies, Office Depot filed with the Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement dated March 14, 2008 (as supplemented by proxy supplement no. 1 dated March 24, 2008, the “Proxy Statement”). The Proxy Statement contains important information about Office Depot and the 2008 annual stockholders meeting. Office Depot’s stockholders are urged to read the Proxy Statement carefully. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by Office Depot through the website maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Office Depot by contacting Investor Relations in writing at Office Depot at 2200 Old Germantown Road, Delray Beach, FL; or by phone at 561-438-3657; or by email at brian.turcotte@officedepot.com. The Proxy Statement is also available on Office Depot’s website at www.officedepot.com/stockholdermeeting. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. Stockholders may also contact MacKenzie Partners, Inc. with questions or requests for additional copies of the proxy materials by calling toll-free (800) 322-2885 or collect (212) 929-5500, or by email at officedepotproxy@mackenziepartners.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995, as amended (the “Act”), provides protection from liability in private lawsuits for “forward-looking” statements made by public companies under certain circumstances, provided that the public company discloses with specificity the risk factors that may impact its future results. We want to take advantage of the “safe harbor” provisions of the Act. Certain statements made in this document are “forward-looking” statements under the Act. Except for historical financial and business performance information, statements made in this document should be considered ‘forward-looking’ as referred to in the Act. These forward-looking statements speak only as of the date of this document; we disclaim any obligation to update these statements, and we caution you not to rely on them unduly. Much of the information that looks towards future performance of our company is based on various factors and important expectations and assumptions about future events that may or may not actually come true. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements made in this document. Certain risks and uncertainties are detailed from time to time in our filings with the SEC. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.